AGREEMENT ("Agreement") dated April 01,2003 between FEATURE TIllS! LLC (the "Agency") located at 314 N. Victory Blvd., Burbank, CA 91502 and OMNI BROADCASTING NETWORK(the "Network"), located at 3960 Howard
Hughes Parkway, Suite 500, Las Vegas, NV 89109.

1) Purpose of Agreement: To grant Agency sole and exclusive rights during the term hereof, to represent OMNI Network as Agent and point of contact for Media Buys, Paid Sponsorship, Product Placement and Promotional Opportunities in the television show industry.

2) Term of Agreement: The term of this agreement will be for twelve
(12) months through March 31, 2004, commencing on the date written above.

3) Agency agrees to:
a) Provide Paid Sponsorship and/or Media Buys to Network for:
10-second spot commercial air time
30-second spot commercial air time
10-second Closed Captioned Commercial air time

b) Provide product placement to Network for Television Shows that are scheduled to air during primetime television viewing.

c) Provide product placement to Network for Television Shows that are scheduled to air during Saturday and Sunday morning television viewing.

d) Provide Network with possible promotional partners to sponsor programming during the Network primetime television viewing.

e) Provide Network with possible promotional partners to sponsor programming during the Network Saturday and Sunday morning television viewing.

f) Provide outside sourcing to nationwide Media Buyers m all the OMNI NETWORK markets.

4) Network agrees to: Pay Agency an advance commission in the sum of $15,000.00 utilizing the following payment schedule:

a) Five thousand dollars ($5,000) shall be paid to Agency upon the execution of this agreement.

b) Five thousand ($5,000) shall be paid to Agency on the first day of each month, for two (2) months, commencing March 2003 and ending April 2003.

Network agrees to pay Agency 20% of all sales after recoupment of any advance payments.


314 N. Victory Blvd., Burbank, CA 91502 PHONE: 818-972-1313 FAX: 818-972-1330


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5) Showings Confidentiality: Both parties acknowledge the need for strict confidentiality with respect to screenplay and all other contents of any Showings. Both parties agree not to disclose any such information to any other party without mutual agreement between both parties.

6) Warranty: Both parties warrants that each has the exclusive right, power, and authority to enter into this Agreement, and that no other third party approvals are needed to proceed with the execution of this Agreement.

7) Enforcement: Should any action be taken by either party to enforce this agreement, the prevailing party shall be entitled to collect such sum as the court may affix as reasonable costs of collection and reasonable attorney's fees.

8) Binding Arbitration: Should any dispute exist as to the foregoing terms, Agency and Network agree to submit to binding arbitration.

9) Governing Law: This Agreement shall be construed in accordance with and governed by the laws of the State of California. All parties agree to in personam jurisdiction in California and that any litigation arising out of this Agreement shall be tried in Los Angeles County, California.

10) Severality: If any part of this Agreement is deemed unenforceable by a court of law, the remainder of this Agreement shall remain in full force and effect.

11) Termination: This Agreement may be tenninated by either party for any reason upon a thirty (30) day written notice by terminating party.

12) Not a Joint Venture: This joint venture does not constitute employment by LAFS, or a partnership with LAFS. All monies owed to you will be paid without any deductions. You will be responsible for any payments owed to any taxing authorities. Should any dispute exist as to the foregoing terms, you and LAFS agree to submit to binding arbitration.

13) Entire Agreement: This Agreement contains the entire understanding and all agreements and covenants between the aforementioned parties and may not be changed except by consensual written agreement.

Executed at Los Angeles, California, and effective on the date and year written above.

/s/ Roger Neal Smith                 /s/ LaWanna May for Jay May
_________________________            ___________________________
Authorized Signature                 Jay May, President
OMNI BORADCASTING NETWORK            Feature This!

04/01/2003                           04/07/2003
Date                                 Date


314 N. Victory Blvd., Burbank, CA 91502 PHONE: 818-972-1313 FAX: 818-972-1330



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